Exhibit 99.2

Subordinated Notes Offering Investor Presentation July 8, 2020

Disclaimer

The information included in this presentation is confidential and may not be reproduced or redistributed, passed on or divulged, directly or indirectly, to any other person. MidWest*One* Financial Group, Inc. (the "Company" or "MidWest*One*") reserves the right to request the return of this presentation at any time.

FORWARD-LOOKING STATEMENTS

This presentation contains certain "forward-looking statements" within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are "forward-looking" and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "should," "could," "would," "plans," "goals," "intend," "project," "estimate," "forecast," "may" or similar expressions. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic; (2) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (3) the effects of interest rates, including on our net income and the value of our securities portfolio; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) changes in benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR; (8) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (9) the ability to attract and retain key executives and employees experienced in banking and financial services; (10) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (11) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (12) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (13) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (14) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (15) the risks of mergers, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (16) volatility of rate-sensitive deposits; (17) operational risks, including data processing system failures or fraud; (18) asset/liability matching risks and liquidity risks; (19) the costs, effects and outcomes of existing or future litigation; (20) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (21) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board, such as the implementation of the current expected credit losses (CECL) standard; (22) war or terrorist activities, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (23) the effects of cyber-attacks; (24) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (25) other risk factors detailed from time to time in Securities and Exchange Commission ("SEC") filings made by the Company.

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Disclaimer

NOTICE TO RECIPIENTS

This presentation has been prepared by the Company solely for informational purposes based on information regarding its business, operations and financial condition, as well as information from public sources. This presentation has been prepared to assist interested parties in making their own evaluation of the Company and does not purport to contain all of the information that may be relevant or material to an interested party's investment decision. In all cases, interested parties should conduct their own investigation and analysis of the Company, the information set forth in this presentation and other information provided by or on behalf of the Company. No representation or warranty as to the accuracy, completeness, or fairness of such information is being made by the Company or any other person, and neither the Company nor any other person shall have any liability for any information contained herein, or for any omissions from this presentation or any other written or oral communications transmitted to the recipient by the Company or any other person in the course of the recipient's evaluation.

This presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of the Company by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Securities of the Company are not deposits or insured or guaranteed by the FDIC or any other governmental agency.

The offer to invest in the securities of the Company and the sale thereof have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), nor under any state securities act. The securities are being offered and sold in reliance on exemptions from the registration requirements of such acts. Therefore, the securities may not be sold or transferred absent an exemption from registration under the 1933 Act and under applicable state securities law. The Company reserves the right to withdraw or amend this offering for any reason and to reject any subscription in whole or in part.

Except where information is provided as of a specified date, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof.

Market data and other statistical data used in this presentation has been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. The Company has not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this presentation.

This presentation includes certain measures that are not calculated under United States generally accepted accounting principles ("GAAP"). These non-GAAP financial measures should be considered only as supplemental to, and not superior to, financial measures prepared in accordance with GAAP. Please refer to the appendix of this presentation for a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP.

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4 Potential Terms of Proposed Offering Issuer • MidWest One Financial Group, Inc. Principal Amount • $50.0 Million Offering Type • Regulation D Private Placement with Registration Rights Security • Fixed - to - Floating Rate Subordinated Notes Rating • BBB - by Kroll Bond Rating Agency Term • 10 years, non - call 5 years Lead Placement Agent • Covenants • Consistent with regulatory requirements for Tier 2 Capital Use of Proceeds • General corporate purposes • Support of organic growth plans, including maintenance of regulatory capital ratios Co - Placement Agents •

Company Profile

Summary

- The Company is a publicly-traded financial holding company (Nasdaq: MOFG) which was established in 1983, and whose primary banking subsidiary is MidWest*One* Bank (the "Bank"), chartered in 1934
- The Company is headquartered in Iowa City, IA and operates 57 banking offices located in Iowa, Minnesota, Wisconsin, Colorado and Florida

Corporate Organizational Structure



MidWestOne Financial Group, Inc.
Holding Company
MidWestOne Bank
100% Owned Subsidiary
MidWestOne Statutory Trust II
Barron Investment Capital Trust I
Central Bancshares Capital Trust II
ATBancorp Statutory Trust I
ATBancorp Statutory Trust II

Financial Highlights (as of or for the quarter ended March 31, 2020)

Dollars in millions

Category	Metric		
Balance Sheet	Total Assets	$4,764	
	Loans, Net of Unearned Income	$3,426	
	Total Deposits	$3,860	
	Loan / Deposit Ratio	88.8%	
	Tangible Common Equity [1]	$376	
	Total Equity	$501	
Capital		Consolidated	Bank Level
	Total Equity / Total Assets	10.51%	9.64%
	Tang. Common Equity / Tang. Assets [1]	8.11%	9.64%
	Tier 1 Leverage Ratio	9.39%	10.03%
	CET1 Ratio	9.25%	10.95%
	Tier 1 Capital Ratio	10.25%	10.95%
	Total RBC Ratio	11.48%	12.03%
Profitability 2020Q1		Reported	PTPP Income [1]
	Net Interest Margin, Tax Equivalent [1,2]	3.60%	
	Cost of Deposits	0.85%	
	Return on Avg. Assets	(0.17)%	1.51%
	Return on Avg. Tangible Common Equity [1]	(0.47)%	19.57%
	Efficiency Ratio [1]	57.7%	
Asset Quality		Reported	
	NPAs / Assets	1.04%	
	ACL / Loans	1.49%	
	NCOs / Average Loans	0.14%	

Note: Financial data as of the most recent quarter ended March 31, 2020
1) A non-GAAP financial measure; see appendix for non-GAAP reconciliation
2) Annualized tax equivalent net interest income divided by average interest earning assets; utilizes a federal statutory tax rate of 21%

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6 Source for Map: S&P Global Market Intelligence Branch Franchise Iowa: 34 branches Minnesota: 13 branches Wisconsin: 7 branches Florida: 2 branches Colorado: 1 branch

7 • Our operating strategy is based upon a community banking model of delivering a comprehensive suite of financial products and services while following five operating principles: • Management believes the depth and breadth of MidWest One ’s products and services, coupled with the personal and professional delivery of these financial services, provides an appealing alternative to our competitors, larger and smaller alike Corporate Strategy 1) Take good care of our customers 2) Hire and retain excellent employees 3) Always conduct yourself with the utmost integrity 4) Work as One team 5) Learn constantly so we can continually improve

8 Business • Full - service commercial banking products including C&I, CRE, agricultural, and SBA loans, treasury management services, and a complete line of business deposit accounts • Treasury management services include remote deposit capture, merchant processing, ACH services, Positive Pay, sweep account solutions and wire services • SBA - preferred lender offering SBA express, Patriot express, 7(a) program and 504 program loans • Business credit / debit cards Business Line Overview • Full suite of personal demand, interest and time deposit accounts • Digital banking including on - line and mobile, Apple Pay, Zelle , and e - statements • Personal, auto and credit card loans • Home mortgage purchase, refinance, and equity loans plus reverse mortgages Personal MidWestOne is focused on delivering relationship - based business and personal banking products and services Wealth Management • Comprehensive trust services including trust administration, investment management for individuals, institutions and endowments, and farm and property management • Investment services include financial planning, asset management, insurance, 401(k) and individual retirement plans, business solutions such as tax planning, and business succession planning

Market Demographics

State	Market Rank (#)	Branch Count (#)	Dep. In Market ($M)	Franchise Percent (%)	Population ($M)	2010-2020 Pop. Change (%)	2020-2025 Proj. Pop. Change (%)	2020 Median HH Inc. ($)	2020-2025 Proj. HH Inc. Change (%)
Iowa	7	34	2,430	64.77	3.2	4.19	2.13	62,995	7.06
Minnesota	20	13	838	22.33	5.7	6.91	3.50	74,486	11.44
Wisconsin	65	7	334	8.90	5.8	2.65	1.47	65,076	10.20
Florida	132	2	110	2.93	21.8	15.92	6.63	58,586	11.56
Colorado	105	1	40	1.07	5.8	15.67	6.39	75,052	12.34
Total		**57**	**3,752**	**100.00**	**42.3**				
Weighted Average						**5.13**	**2.55**	**65,746**	**8.51**
Nationwide Average						**7.00**	**3.27**	**66,010**	**9.87**

Employers

3M
Collins Aerospace
Mayo Clinic Health System
Denver Health
Best Buy
John B. Sanfilippo & Son, Inc.
Ball
NCH Healthcare System
Epic
Menards
The University of Iowa

Market Commentary

- The Company is engaged in the business of commercial and retail banking, and investment management with operations throughout Iowa, the Minneapolis/St. Paul metropolitan area of Minnesota, western Wisconsin, Naples and Fort Myers, Florida, and Denver, Colorado
- The Company has diversified its economic exposure away from a full reliance on the Iowa economy, with a unique branch network in a mix of key growth MSAs and rural markets
- Concentrated focus on commercial and commercial real estate lending supplemented by agriculture and mortgage / consumer lending
- Due to COVID-19, the U.S. has recently experienced a substantial decline in economic conditions; each Governor within our 5 state footprint has issued a series of orders that outline business restrictions and reopening plans
  - As an essential business, the Bank has remained open during the pandemic, serving its customers through its digital banking channels, drive-thru banking locations, and customer service phone lines while its branch lobbies were closed
  - On June 1, the Bank began re-opening its branch lobbies at select locations

ONE Place



Note: Demographic data is estimated per Claritas; deposit data as of June 30, 2019 per FDIC
Source: S&P Global Market Intelligence

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March 31, 2020 Quarter Summary

Quarterly Income Statement	Three Months Ended, Dec. 31, 2019	Mar. 31, 2020
Interest Income	$50,026	$47,405
Interest Expense	10,442	9,999
Net Interest Income	39,584	37,406
Credit Loss Expense	604	21,733
Net Interest Income after Credit Loss Expense	38,980	15,673
Investment Services and Trust Activities	2,421	2,536
Service Charges and Fees	2,072	1,826
Card Revenue	1,142	1,365
Loan Revenue	1,757	1,123
Other	1,644	3,305
Total Noninterest Income	9,036	10,155
Compensation and Employee Benefits	19,246	16,617
Occupancy Expense of Premises, net	2,347	2,341
Equipment	2,251	1,880
Amortization of Intangibles	1,941	2,028
Other	10,651	7,135
Total Noninterest Expense	36,436	30,001
(Loss) Income Before Income Tax (Benefit) Expense	11,580	(4,173)
Income Tax (Benefit) Expense	(1,791)	(2,198)
Net (Loss) Income	**$13,371**	**($1,975)**
Pre-Tax Pre-Provision Income [1]	**$12,184**	**$17,560**

Example Net Income with a Normalized Provision (in the context of COVID-19)	Three Months Ended, Mar. 31, 2020
Example Credit Loss Expense	$5,000
PTPP Income [1]	17,560
Income Before Income Tax Expense	12,560
Income Tax (Benefit) Expense [2]	2,638
Net Income	**$9,922**
Return on Avg. Assets	0.85%
Return on Avg. Equity	7.70%
Return on Avg. Tangible Common Equity [1]	11.67%

Note: Dollars in thousands

1) A non-GAAP financial measure; see appendix for non-GAAP reconciliation

2) Utilizes a federal statutory tax rate of 21%

"The quarter was dominated by the activity, which accelerated in March, to prepare and deal with the effects of the COVID-19 pandemic on our employees, customers and communities. We had many bankers in April working 18 hour days to assure that our customers with PPP applications were promptly served. We also implemented CECL as a means of calculating our necessary credit loss expense. Our credit loss expense of $21.7 million is related to the worsening forecast for the U.S. and our regional economy due to the significant slowing we've seen in current and forecasted economic activity. We saw a number of positive elements during the quarter, including excellent deposit growth, very good fee income across our footprint, and improved expense management."

— *Charles Funk, 2020Q1 earnings conference call*

Income Statement Highlights

- Net interest income was slightly compressed from the linked quarter reflecting net interest margin compression and lower loan purchase discount accretion as well as because lower asset yields were only partially offset by reduced funding costs
- The increase in the provision was due to an increased credit loss expense driven by deterioration in current and forecasted economic conditions, largely as a result of the COVID-19 pandemic
- Insofar as noninterest income goes, wealth management had consistent performance throughout the quarter, as did the Home Mortgage Center; commercial banking swap revenues had its best quarter since the product was implemented in 2018, which was primarily responsible for the increase in the other noninterest income category
- MidWest*One* experienced a decline in compensation and employee benefits primarily attributable to a decrease in merger-related expenses related to the ATBancorp merger

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11 Current Expected Credit Loss (CECL) Note: Dollars in thousands CECL Adjustments to Allowance for Credit Losses Impact of Adoption • On January 1, 2020, the Company adopted ASU 2016 - 13 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology Pre-ASC 326 Impact of ASC As Reported Adoption 326 Adoption Under ASC 326 ($000) ($000) ($000) Assets: Loans Agricultural $3,748 ($2,557) $1,191 Commercial and Industrial 8,394 2,728 11,122 Commercial Real Estate 13,804 1,300 15,104 Residential Real Estate 2,685 2,050 4,735 Consumer 448 463 911 Allowance for Credit Losses on Loans $29,079 $3,984 $33,063 Liabilities: Liability for off-balance sheet credit losses - $3,433 $3,433 January 1, 2020 Beginning balance, prior to adoption of ASC 326 Day 1 transition adjustment from adoption of ASC 326 Charge - offs Recover - ies Credit loss expense Ending balance

12 Balance Sheet Metrics Total Assets ($B) Gross Loans ($B) Total Deposits ($B) Loans / Deposits (%) $2.2 $2.3 $2.4 $3.5 $3.4 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 2016 2017 2018 2019 2020Q1 Gross Loans ($B) $2.5 $2.6 $2.6 $3.7 $3.9 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 2016 2017 2018 2019 2020Q1 Total Deposits ($B) 87% 88% 92% 93% 89% 80% 85% 90% 95% 100% 2016 2017 2018 2019 2020Q1 Loans / Deposits (%) $3.1 $3.2 $3.3 $4.7 $4.8 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 2016 2017 2018 2019 2020Q1 Total Assets ($B) Expansion into Denver Acquisition of ATBancorp

13 3.63% 3.64% 3.52% 3.73% 3.51% 3.80% 3.81% 3.60% 3.82% 3.60% 3.00% 3.25% 3.50% 3.75% 4.00% 2016 2017 2018 2019 2020Q1 Net Interest Margin (%) Net Interest Margin, Tax Equivalent (%) ¹ ³ 10.30% 8.07% 11.87% 13.98% (0.47%) 11.60% 8.07% 12.14% 15.97% (0.42%) (5.00%) 0.00% 5.00% 10.00% 15.00% 20.00% 2016 2017 2018 2019 2020Q1 ROATCE (%) ¹ Adj. ROATCE (%) ¹ ² Earnings and Profitability Metrics ROAA (%) ROATCE (%) Net Interest Margin (%) Efficiency Ratio (%) 62.3% 58.6% 61.2% 57.6% 57.7% 30.0% 40.0% 50.0% 60.0% 70.0% 2016 2017 2018 2019 2020Q1 Efficiency Ratio (%) ¹ Note: 2020Q1 loss attributable primarily to the adoption of CECL and increased credit loss provision related to COVID - 19 1) A non - GAAP financial measure; see appendix for non - GAAP reconciliation 2) Adjusted metrics exclude merger related expenses 3) Annualized tax equivalent net interest income divided by average interest earning assets; utilizes a federal statutory tax ra te of 35% for 2016 and 2017 and a federal statutory tax rate of 21% for 2018 and later periods ROAE (%) 6.69% 5.58% 8.78% 9.65% (1.54%) 7.64% 5.58% 8.99% 11.17% (1.51%) (4.00%) (2.00%) 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 2016 2017 2018 2019 2020Q1 ROAE (%) Adj. ROAE (%) ¹ ² 0.68% 0.60% 0.93% 1.04% (0.17%) 0.78% 0.60% 0.96% 1.20% (0.17%) (0.40%) (0.20%) 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 2016 2017 2018 2019 2020Q1 ROAA (%) Adj. ROAA (%) ¹ ²

14 $47,551 $47,864 $49,758 $60,225 $16,617 $13,066 $12,442 $13,160 $15,881 $4,221 $3,970 $3,125 $2,296 $5,906 $1,984 $4,568 $0 $797 $9,130 $54 $18,651 $16,692 $17,204 $26,393 $7,125 $87,806 $80,123 $83,215 $117,535 $30,001 $0 $25,000 $50,000 $75,000 $100,000 $125,000 2016Y 2017Y 2018Y 2019Y 2020Q1 Other Merger Related Amortization Net Occupancy and Equipment Compensation and Employee Benefits Noninterest Income and Noninterest Expense Note: Dollars in thousands; 2016 other category inclusive of $1.4 million gain on sale of branch and 2019 other category incl usi ve of $1.1 million gain on sale of insurance assets Noninterest Income Noninterest Expense $23,434 $22,751 $23,215 $31,246 $10,155 $1,553 $2,584 $2,650 $4,494 $2,785 $1,366 $1,388 $1,610 $1,877 $520 $3,771 $3,421 $3,622 $3,789 $1,123 $5,951 $3,906 $4,223 $5,594 $1,365 $5,219 $6,533 $6,157 $7,452 $1,826 $5,574 $4,919 $4,953 $8,040 $2,536 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 2016Y 2017Y 2018Y 2019Y 2020Q1 Other Bank-owned Life Insurance Loan Revenue Card Revenue Service Charges and Fees Investment Services and Trust Activities

15 Historical Capital Ratios 1) A non - GAAP financial measure; see appendix for non - GAAP reconciliation TCE / TA (%) Leverage Ratio (%) CET1 Ratio and Tier 1 Capital Ratio (%) Total Capital Ratio (%) 9.75% 10.07% 10.32% 9.46% 9.25% 10.73% 10.96% 11.18% 10.47% 10.25% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 2016 2017 2018 2019 2020Q1 CET1 (%) Tier 1 Capital Ratio (%) 11.65% 12.00% 12.23% 11.34% 11.48% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 2016 2017 2018 2019 2020Q1 Total Capital Ratio (%) 8.75% 9.48% 9.73% 9.48% 9.39% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 2016 2017 2018 2019 2020Q1 Leverage Ratio (%) 7.52% 8.41% 8.78% 8.50% 8.11% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 2016 2017 2018 2019 2020Q1 TCE / TA (%) ¹

Pro Forma Capital Ratios

Dollars in thousands	As of March 31, 2020	Pro Forma Capital Raise [1] (Assumes 0% of Net Proceeds are Down-streamed)	Pro Forma Capital Raise [2] (Assumes 100% of Net Proceeds are Down-streamed)
Cash & Securities	$1,007,404	$1,056,354	$1,056,354
Net Loans (includes HFS)	3,384,058	3,384,058	3,384,058
Other Assets	248,280	248,280	248,280
Intangible Assets	124,167	124,167	124,167
Total Assets	$4,763,909	$4,812,859	$4,812,859
Total Deposits	$3,859,844	$3,859,844	$3,859,844
Borrowings	286,837	286,837	286,837
Trust Preferred	41,631	41,631	41,631
Subordinated Debt	10,894	60,894	60,894
Other Liabilities	64,139	63,089	63,089
Total Liabilities	$4,263,345	$4,312,295	$4,312,295
Common Equity Capital	$500,564	$500,564	$500,564
Total Equity Capital	$500,564	$500,564	$500,564
Total Liabilities and Equity Capital	$4,763,909	$4,812,859	$4,812,859
Consolidated Capital Ratios			
TCE / TA [3]	8.11%	8.03%	8.03%
Tier I Leverage Ratio	9.39%	9.29%	9.29%
Tier 1 Common Capital Ratio	9.25%	9.23%	9.23%
Tier I Risk -Based Capital Ratio	10.25%	10.23%	10.23%
Total Risk-Based Capital Ratio	11.48%	12.65%	12.65%
Bank Level Capital Ratios			
TCE / TA [3]	9.64%	9.64%	10.59%
Tier I Leverage Ratio	10.03%	10.03%	10.99%
Tier 1 Common Capital Ratio	10.95%	10.95%	12.10%
Tier I Risk-Based Capital Ratio	10.95%	10.95%	12.10%
Total Risk-Based Capital Ratio	12.03%	12.03%	13.17%
CRE / Total RBC	221.9%	221.9%	202.2%
ADC / Total RBC	56.5%	56.5%	51.5%

1) Assumes $50.0 million in gross subordinated notes, variable placement costs of 1.50%, fixed offering costs of $300,000 and that 0% of net offering proceeds are down-streamed to MidWest*One* Bank; offering net proceeds assumed to carry a risk-weighting of 20.0%
2) Assumes $50.0 million in gross subordinated notes, variable placement costs of 1.50%, fixed offering costs of $300,000 and that 100% of net offering proceeds are down-streamed to MidWest*One* Bank; offering net proceeds assumed to carry a risk-weighting of 20.0%
3) A non-GAAP financial measure; see appendix for non-GAAP reconciliation

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Conservative Credit Culture and Underwriting Standards

Summary

MOFG has developed a strong and continually improving credit culture, with new credit administration leadership and Board and executive support, which emphasizes focus on appropriate underwriting, comprehensive monitoring and effective oversight. As a community bank, MOFG is focused on supporting the credit needs of its communities and their small to middle market business, commercial real estate, consumer and agriculture constituencies, while balancing that support with the protection of the Bank's balance sheet and ultimately the Company's shareholders. We achieve that balance by having effective loan policies and procedures which provide appropriately underwritten transactions and limit concentration risk by relationship size and product type as well as geography.

Underwriting

Goal of underwriting tactics is to build a portfolio of resilient credits that can be managed through adverse developments by making better decisions at the beginning of the transaction

- Industry standards on LTV/DSC/term and amortization expectations for transaction underwriting
- Granular loan approval authorities across the organization; front line banker authority up to $250,000, line manager authority up to $1,000,000, credit officer authority to $3,000,000, and committee approval structure above $3,000,000
- CCO and CEO both carry veto authority in all committees in which they participate
- House limit of $30,000,000; exceptions approved by board-level Loan Committee; exceptions are rare (currently only 2 exist)
- Emphasis on in-market lending with few out-of-market exceptions; general requirement that exceptions be for existing in-market customers and exceptional credit quality (higher standard applied)
- Further emphasis on developing traditional bank products for customers in our markets; we have avoided material exposures to specialty lending types such as enterprise value lending, oil and gas lending, shared national credits, etc.

Monitoring

Goal of monitoring processes is the timely recognition of potential problem assets in order to proactively address resolution

- Executive led monthly monitoring of past dues, focusing on identifying credit deterioration in individual relationships based on past due status
- Quarterly Problem Asset review meetings of adversely classified assets above an appropriate threshold based on risk rating
- Annual Credit Review documentation for all commercial relationships greater than $1,000,000
- Diligent tracking and monitoring of credit and collateral exceptions including financial reporting, borrowing bases, etc.
- Required annual customer visits on C&I credits as well as agriculture credits above $1,000,000
- Implementation of enhanced monitoring of customers potentially impacted by COVID-19 in 2Q 2020 to include review of all credits in vulnerable industries of over $1,000,000 along with top 30 relationships, large payment deferrals, and large PPP loans

Oversight

Role of oversight is to inspect the results of the underwriting and monitoring strategies and provide effective feedback to executive management so that continual improvement can be achieved

- Robust monthly monitoring package presented to the Board which includes key reporting of new loans, troubled loans, LTV and other exceptions, large borrower recap, past due and NPA reporting
- Diligent Board Audit Committee oversight including regular reporting of loan review activities
- Loan review function that includes internal reviews as well as third party reviews; 50% coverage goal on an annual basis

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18 Loan Portfolio Diversification Note: Dollars in millions; financial data as of March 31, 2020 C & I $865 Agricultural 145 Farmland 169 C & D 283 Multifamily 217 Other CRE 1,112 1-4 family first liens 389 1-4 family junior liens 165 Consumer 81 Total $3,426 C & I 25.2% Agricultural 4.2% Farmland 4.9% C & D 8.3% Multifamily 6.3% Other CRE 32.4% 1 - 4 family first liens 11.4% 1 - 4 family junior liens 4.8% Consumer 2.4% Gross Loan Composition Gross Loans by Geography Iowa $1,742 Minnesota 828 Wisconsin 353 Florida 169 Colorado 134 Illinois 63 Other 138 Total $3,426 Iowa 50.8% Minnesota 24.2% Wisconsin 10.3% Florida 4.9% Colorado 3.9% Illinois 1.8% Other 4.0% • In the Other CRE category, approximately $506 million is owner occupied and $606 million is non - owner occupied • Weighted average yield on loans of 4.98% for the quarter ended March 31, 2020

Regulatory Portfolio Concentrations

CRE Concentration as a Percent of Risk-Based Capital 300% Guidance [1]					Assumes 0% of Net Proceeds are Down-streamed: Pro Forma CRE Concentration [3]	Assumes 100% of Net Proceeds are Down-streamed: Pro Forma CRE Concentration [4]
2016Y	2017Y	2018Y	2019Y	2020Q1	March 31, 2020	March 31, 2020
231.2%	231.6%	246.5%	235.7%	221.9%	221.9%	202.2%

ADC Concentration as a Percent of Risk-Based Capital 100% Guidance [2]					Pro Forma ADC Concentration [3]	Pro Forma ADC Concentration [4]
2016Y	2017Y	2018Y	2019Y	2020Q1	March 31, 2020	March 31, 2020
44.1%	51.2%	65.3%	61.8%	56.5%	56.5%	51.5%

Note: Bank level data

1) CRE concentration ratio defined by regulatory agencies as (Other Property Loans + Multifamily Loans + Construction & Land Development Loans + CRE Loans not Secured by RE) / Bank Level Total Risk-Based Capital
2) ADC concentration ratio defined by regulatory agencies as Construction & Land Development Loans / Bank Level Total Risk-Based Capital
3) March 31, 2020 pro forma concentration ratios assume $50.0 million in gross subordinated notes, variable placement costs of 1.50%, fixed offering costs of $300,000 and that 0% of net offering proceeds are down-streamed to MidWest*One* Bank; offering net proceeds assumed to carry a risk-weighting of 20.0%
4) March 31, 2020 pro forma concentration ratios assume $50.0 million in gross subordinated notes, variable placement costs of 1.50%, fixed offering costs of $300,000 and that 100% of net offering proceeds are down-streamed to MidWest*One* Bank; offering net proceeds assumed to carry a risk-weighting of 20.0%

19

20 CRE and C&D Portfolio Concentrations Note: Dollars in millions; financial data as of March 31, 2020 CRE Portfolio C&D Portfolio Owner Occupied CRE $505 Multifamily 217 Retail - NOO CRE 166 Office - NOO CRE 156 Industrial and Warehouse - NOO CRE 101 Hotel/Motel - NOO CRE 76 Other - NOO CRE 36 Sr Housing/Nursing Home - NOO CRE 25 Restaurant - NOO CRE 15 Medical - NOO CRE 11 Ministorage - NOO CRE 10 C-Store/Gas S/Car Wash - NOO CRE 9 Total $1,329 Owner Occupied CRE 38.9% Multifamily 16.7% Retail - NOO CRE 12.8% Office - NOO CRE 12.0% Industrial and Warehouse - NOO CRE 7.8% Hotel/Motel - NOO CRE 5.9% Other - NOO CRE 2.8% Sr Housing/Nursing Home - NOO CRE 1.9% Restaurant - NOO CRE 1.2% 1-4 Family $68 Improved Land 55 Hotel - NOO CRE 49 Industrial and Warehouse - OO CRE 25 Unimproved Land 20 Multifamily 16 Office - OO CRE 14 Other - OO CRE 9 Restaurant - OO CRE 7 C-Store/Gas S/Car Wash - OO CRE 6 Retail - NOO CRE 5 Office - NOO CRE 5 Industrial - NOO CRE 3 Other - NOO CRE 2 Total $283 1 - 4 Family 24.9% Improved Land 20.1% Hotel - NOO CRE 17.8% Industrial and Warehouse - OO CRE 9.0% Unimproved Land 7.4% Multifamily 6.0% Office - OO CRE 5.3% Other - OO CRE 3.3% Restaurant - OO CRE 2.4% C - Store/Gas S/Car Wash - OO CRE 2.1% Retail - NOO CRE 1.7%

21 Gross Loan Portfolio Concentrations by Industry Value Industry ($M) Real Estate and Rental and Leasing $996 Agriculture, Forestry, Fishing, and Hunting 294 Construction 260 Health Care and Social Assistance 245 Manufacturing 198 Accommodation and Food Service 196 Retail Trade 179 Wholesale Trade 141 Other Services (except Public Administration) 96 Finance and Insurance 62 Transportation and Warehousing 56 Educational Services 55 Professional, Scientific, and Technical Services 52 Management of Companies and Enterprises 27 Administrative and Support and Waste- Management and Remediation 25 Arts, Entertainment, and Recreation 22 Public Administration 10 Utilities 9 Information 6 Other 6 Mining, Quarrying, and Oil and Gas Extraction 0 Residential Mortgage and Consumer 489 Total $3,426 Real Estate and Rental and Leasing 29.1% Agriculture, Forestry, Fishing, and Hunting 8.6% Construction 7.6% Health Care and Social Assistance 7.1% Manufacturing 5.8% Accommodation and Food Service 5.7% Retail Trade 5.2% Wholesale Trade 4.1% Other Services (except Public Administration) 2.8% Finance and Insurance 1.8% Transportation and Warehousing 1.6% Educational Services 1.6% Professional, Scientific, and Technical Services 1.5% Management of Companies and Enterprises 0.8% Administrative and Support and Waste Management and Remediation 0.7% Arts, Entertainment, and Recreation 0.7% Public Administration 0.3% Utilities 0.3% Information 0.2% Other 0.2% Mining, Quarrying, and Oil and Gas Extraction 0.0% Residential Mortgage and Consumer 14.3% Note: Dollars in millions; financial data as of March 31, 2020; official NAICS categorizations utilized

22 Summary Asset Quality Non - Performing Loans Non - Performing Assets Allowance for Credit Losses Net Charge - offs $6 $11 $6 $7 $1 0.26% 0.51% 0.26% 0.23% 0.14% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% $0 $2 $4 $6 $8 $10 $12 2016 2017 2018 2019 2020Q1 NCOs ($M) NCOs / Average Loans (%) $22 $28 $29 $29 $51 1.01% 1.23% 1.22% 0.84% 1.49% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% $0 $10 $20 $30 $40 $50 $60 2016 2017 2018 2019 2020Q1 ACL ($M) ACL / Loans (%) $31 $27 $26 $50 $50 0.98% 0.83% 0.78% 1.06% 1.04% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% $0 $10 $20 $30 $40 $50 $60 2016 2017 2018 2019 2020Q1 NPAs ($M) NPAs / Assets (%) $28 $25 $26 $46 $49 1.32% 1.08% 1.07% 1.33% 1.41% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% $0 $10 $20 $30 $40 $50 $60 2016 2017 2018 2019 2020Q1 NPLs ($M) NPLs / Loans (%)

23 Non - Performing Assets Note: Dollars in thousands; financial data as of March 31, 2020 1) Indicates a credit risk area of focus (agriculture and vulnerable industries) Agriculture / Farmland ¹ $19,622 Arts, Entertainment & Gaming ¹ 384 CRE - Retail ¹ 1,242 Hotel ¹ 1,434 Non-essential Retail ¹ 3,928 Restaurants ¹ 1,163 C&I 9,677 CRE 5,796 1-4 Family 5,595 C&D 424 Consumer & Other 338 Total $49,603 Agriculture / Farmland 39.6% Arts, Entertainment & Gaming 0.8% CRE - Retail 2.5% Hotel 2.9% Non - essential Retail 7.9% Restaurants 2.3% C&I 19.5% CRE 11.7% 1 - 4 Family 11.3% C&D 0.9% Consumer & Other 0.7%

COVID-19 Response

Supporting our Employees

- Focus on safety:
  - Implemented social distancing throughout our locations
  - Servicing customers via drive-up and closure of bank lobbies
  - Significant expansion of work from home capabilities
  - Increased cleaning services
  - Business travel restrictions
- Employee assistance: pandemic pay benefits for employees impacted by COVID-19; accommodations for employees with pre-existing health conditions

Supporting Our Communities

- In addition to the more than 200 organizations MidWest*One* supports through its annual charitable giving, MidWestOne is donating an additional $150,000 to organizations supporting those most impacted by COVID-19
- MidWest*One* has focused on supporting local businesses, including through employee recognition lunches from local businesses for on-site employees

24

25 Credit Risk Areas of Focus: COVID - 19 Vulnerable Industries Industry Dollars of Portfolio Percent of Portfolio CRE - Retail $180.9 5% Healthcare / Senior Living $162.5 5% Hotel $119.1 3% Non - essential Retail $117.2 3% Restaurants $100.0 3% Arts, Entertainment & Gaming $22.6 1% Total $702.4 20% Note: Dollars in millions; financial data as of March 31, 2020 Loan Portfolio Vulnerable Industries Detail Vulnerable Industries 20% 80% All Other Loans • The Company has zero direct lending exposure to the energy sector

26 Credit Risk Areas of Focus: Agricultural Industry Dollars of Portfolio Percent of Portfolio Crop Production $185 5% Dairy Cattle and Milk Production $46 1% Beef Cattle Ranching and Farming $28 1% Animal Production $23 1% Other $32 1% Total $314 9% Note: Dollars in millions; financial data as of March 31, 2020 Loan Portfolio Agricultural Detail Agricultural 9% 91% All Other Loans

27 Supporting Our Customers • 2,546 applications have been processed and approved, representing $ 345 million in client funding Type Number Approved Dollars in Millions Agricultural / Farmland 33 $7.4 Commercial 270 $85.2 CRE 367 $344.1 Residential RE 212 $25.5 Consumer 82 $ 0.8 Total 964 $463.0 Payment Deferrals Customer Relief Programs Paycheck Protection Program (PPP) Subsidy for Certain Loan Payments • MidWest One has enrolled qualifying loans for six - month payment forgiveness; over 120 loans enrolled with monthly payment relief totaling more than $ 600,000 Note: Dollars in millions; deferral data and PPP data as of May 31, 2020 • Payment deferrals were generally granted for 3 months with limited exceptions of 6 months

28 Loan Payment Deferrals by Sector 1) Includes loan categories with less than $10 million dollars of payment deferrals Note: Dollars in millions; deferral data as of May 31, 2020; percentages represent payment deferrals for each sector as a percent of total payment deferrals $37.8 $19.5 $209.6 $18.8 $22.7 $12.2 $12.4 $10.7 $27.1 $92.2 8% 4% 45% 4% 5% 3% 3% 2% 6% 20% $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 Other ¹ Retail Trade Real Estate and Rental and Leasing Other Services Manufacturing Management Companies Health Care and Social Assistance Consumer & Residential Real Estate Construction Accommodation and Food Services

Preliminary June 30, 2020 Quarter Update

Income Statement

- **Pre-tax pre-provision income expected to be $18-$19 million for the quarter ended June 30, 2020, an increase from $17.6 million in 2020Q1**
  - Net interest income is expected to be $38-$39 million, an increase from $37.4 million in 2020Q1
    - Q2 NIM impacted by the continued flat yield curve, a shift in earning asset mix and lower-yielding PPP loans; cost of total deposits is expected to decline by 23 bps for 2020Q2 as compared to 2020Q1
  - Credit loss expense is expected to be approximately $4.7 million
  - Noninterest income is expected to be $8.0-$9.0 million, a decrease from $10.2 million in 2020Q1
  - Noninterest expense is expected to be $28-$29 million, as compared to $30.0 million in 2020Q1
  - Goodwill impairment as of June 30, 2020 is still under review and could result in a significant decrease to GAAP earnings, including impairment of the full amount of the Company's goodwill ($94.0 million at March 31, 2020); goodwill and other intangible assets are excluded from regulatory capital ratios

Balance Sheet

- **Gross loan balances**
  - $3.6 billion expected, as compared to $3.4 billion at the end of 2020Q1 (~+5%)
  - Gross PPP loan balances of $337 million at June 30, 2020
  - Excluding PPP loans, $3.3 billion expected (~-5%)
- **Deposit balances**
  - $4.3 billion expected, as compared to $3.9 billion at the end of 2020Q1 (~+11%)

Capital and Performance Metrics

Consolidated Capital Ratios

	2020Q1 Actual	2020Q2 Est.
Tangible Common Equity	8.11%	7.8%
Excluding PPP Loans		*8.3%*
CET1 Ratio	9.25%	9.3%
Leverage Ratio	9.39%	8.8%
Excluding PPP Loans		*9.3%*
Tier 1 Risk-Based Capital Ratio	10.25%	10.2%
Total Risk-Based Capital Ratio	11.48%	11.4%
Capital Conservation Buffer	3.48%	3.4%

Performance

	2020Q1 Actual	2020Q2 Est.
Net Interest Margin - Tax Equivalent	3.60%	3.38%
Earning Asset Yield	4.54%	4.07%
Cost of Total Deposits	0.85%	0.62%
PTPP ROAA	1.51%	1.49%
Non-Performing Assets [1]	$45.2	$45.5

Note: The Company has not finalized its financial statements as of and for the quarter ended June 30, 2020. The observations set forth herein are estimates only, and the Company's actual financial results may vary from such estimates. These estimates do not include any potential goodwill impairment.

1) Dollars in millions; excludes performing TDRs

29

Preliminary June 30, 2020 Quarter Credit Review

The MidWest*One* strategy for 2020Q2 was to build on our foundation of existing portfolio monitoring processes and create enhanced monitoring procedures to increase the penetration of our portfolio and ultimately the transparency of the risk profile of the portfolio

The 3 foundational monitoring processes are:

1. Past Due Reviews – all loans are reported and reviewed in meetings each month by market, led by credit; as past due status is a key early warning sign on credit deterioration, these meetings are focused on resolution of the past due as well as determination of changes in risk ratings
2. Loan Strategy – all loan relationships greater than $1 million for watch, $500k for substandard, and $250k for non-accrual are reviewed by credit each quarter; this review provides a definitive decision each quarter on risk rating, relationship strategy, accrual status, and reserves needed on an individually analyzed basis
3. Annual Credit Reviews – all pass loan relationships greater than $1 million are reviewed by credit each year; this review provides an annual confirmation of the risk rating profile of the credit relationship

In addition to this foundation, for 2020Q2 we performed an additional risk rating review, which encompassed the following:

1. All loans greater than $1 million from the 6 vulnerable industry groups identified by the Bank – these industry group are inclusive of CRE – Retail, Healthcare / Senior Living, Hotel, Non-Essential Retail, Restaurants and Arts, Entertainment and Gaming)
2. The top 30 largest loan relationships – these relationships encompass relationships ranging in size from $16 million to $35 million

For perspective on penetration of the portfolio touched by our enhanced risk rating review, we reviewed $878 million of gross balances, or 24% of the loan portfolio

When combined with the additional $162 million of gross balances, or 4% of the portfolio, reviewed in Loan Strategy, our reviews in 2020Q2 covered $1.04 billion, or 28% of the portfolio

30

31 Preliminary June 30, 2020 Quarter Observations Summary observations on asset quality for the quarter based on our monitoring and review of the portfolio (as of July 7, 2020) • Credit loss expense for the quarter expected to be approximately $ 5 million as compared to $21.7 million for 2020Q1 • NPAs expected to be roughly flat, in a range of a $2 million decrease to a $2 million increase relative to 2020Q1 results • Loans risk - rated substandard expected to increase by approximately $15 – 20 million (from reported total substandard amount of $ 82 million at 2020Q1) • Loans risk - rated watch/special mention expected to increase by approximately $85 – 90 million (from reported total watch/special mention amount of $124 million at 2020Q1) • The bulk of the migration in both watch/special mention and substandard is occurring in the industry groups of hotel , restaurant and CRE retail • We expect there will remain very few hotel credits that will not be rated watch or worse • Goodwill impairment as of June 30, 2020 is still under review and could result in a significant decrease to GAAP earnings, including impairment of the full amount of the Company’s goodwill ($94.0 million at March 31, 2020); goodwill and other intangible assets are excluded from regulatory capital ratios 1 2 3 4 5 6 7 Note: The Company has not finalized its financial statements as of and for the quarter ended June 30, 2020. The observations set f ort h herein are estimates only, and the Company’s actual financial results may vary from such estimates.

32 Deposit Mix Note: Dollars in millions; financial data as of March 31, 2020 Deposit Composition Cost of Deposits (%) Reciprocal Deposits Noninterest bearing $637 Interest checking 996 Money market 793 Savings deposits 404 Time < $250,000 688 Time > $250,000 341 Total $3,860 Noninterest bearing 16.5% Interest checking 25.8% Money market 20.6% Savings deposits 10.5% Time < $250,000 17.8% Time > $250,000 8.8% 0.38% 0.46% 0.66% 0.89% 0.85% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 2016 2017 2018 2019 2020Q1 Cost of Deposits (%) • The Company offers reciprocal time and money market deposit products through participation in the Certificate of Deposit Account Registry Service (“ CDARS ”) program and brokered business money market accounts obtained through participation in the Insured Cash Sweeps (“ICS”) program • At March 31, 2020 , reciprocal deposits were only $16.4 million, or 0.42% of total deposits

Securities Portfolio

Investment Portfolio – Amortized Cost



Corporate debt securities 28.2%
U.S. Government agencies and corporations 0.05%
State and political subdivisions 32.48%
Mortgage-backed securities 4.7%
Collateralized mortgage obligations 34.6%

Contractual Maturity – Estimated Fair Value



Collateralized mortgage obligations 34.8%
Mortgage-backed securities 4.8%
Due in 1 year or less 4.9%
Due after 10 years 8.5%
Due after 5-10 years 25.8%
Due after 1-5 years 21.2%

Investment Debt Securities

Security Type	As of March 31, 2020 Amortized Cost ($000)	Gross Unrealized Gains ($000)	Gross Unrealized Losses ($000)	Estimated Fair Value ($000)	Average Life (years)	Weighted Yield (%)
U.S. Government agencies and corporations	$421	$10	$0	$431	2.00	2.06%
State and political subdivisions	283,087	4,499	1,209	286,377	4.28	3.35%
Mortgage-backed securities	41,191	1,412	2	42,601	2.92	2.24%
Collateralized mortgage obligations	301,287	6,804	1,231	306,860	1.84	1.90%
Corporate debt securities	245,674	3,343	3,427	245,590	2.07	3.28%
Total Debt Securities	**$871,660**	**$16,068**	**$5,869**	**$881,859**	**2.75**	**2.78%**

Ratings Summary

Municipal

Moody's	S&P	Book Value ($000)	Percent of Total
Aaa	AAA	$18,581	6.6%
Aa	AA	75,837	26.8%
A	A	95,062	33.6%
Baa	BBB	5,446	1.9%
Ba	BB	2,073	0.7%
B	B	0	0.0%
Other	Other	0	0.0%
NR	NR	86,088	30.4%
	Total	$283,087	100.0%

Corporate

Moody's	S&P	Book Value ($000)	Percent of Total
Aaa	AAA	$33,032	13.4%
Aa	AA	853	0.3%
A	A	101,539	41.3%
Baa	BBB	67,035	27.3%
Ba	BB	2,500	1.0%
B	B	0	0.0%
Other	Other	11,571	4.7%
NR	NR	29,144	11.9%
	Total	$245,674	100.0%

Note: Dollars in thousands; financial data as of March 31, 2020

33

Liquidity Detail

Additional Sources of Bank Funding

Type	Amount Outstanding ($000)	Available ($000)
Cash & Fed Funds Sold		$67,226
Unpledged Securities		$539,836
FHLB	$125,673	$449,016
Federal Reserve Discount Window Borrowings	$0	$68,332
Federal Funds Lines	$0	$145,000
Brokered Deposit Capacity	$16,405	> $200,000
Total	**$142,078**	**$1,469,410**

Holding Company Detail

Type	Amount Outstanding ($000)	Available ($000)
Cash & Due from Banks		$5,390
Interest Bearing Balances		$1,619
Long-term Debt Oustanding to Unaffiliated Bank [1]	$30,482	$0
Line of Credit	$0	$10,000
Subordinated Debt	$10,894	$0
Trust Preferred	$41,631	$0
Total	**$83,007**	**$17,009**

Projected Investment Cashflow

3 Months	$64.1 million
6 Months	$145.7 million
1 Year	$241.2 million

Dividend Capacity

- On April 29, 2020, the board of directors of the Company declared a cash dividend of $0.22 per share payable on June 15, 2020 to shareholders of record as of the close of business on June 1, 2020
- The ability of the Company to pay dividends to its shareholders is dependent upon dividends paid by the Bank to the Company; the Bank is subject to certain statutory and regulatory restrictions on the amount of dividends it may pay

Note: Dollars in thousands; financial data as of March 31, 2020
1) 2 separate notes payable; rate of 3 month LIBOR + 175 basis points

34

Historical and Pro Forma Double Leverage and Interest Coverage

Dollars in thousands	Calculation of Double Leverage					
	For the Year Ended December 31,				Last Twelve Months Ended,	
	2016	2017	2018	2019	3/31/2020	Pro Forma 3/31/2020
Equity Investment in Subsidiaries	$336,937	$366,672	$372,595	$575,508	$570,837	$570,837
Consolidated Equity	305,456	340,304	357,067	508,982	500,564	500,564
Double Leverage Ratio	110.3%	107.7%	104.3%	113.1%		114.0%
Proposed Downstream of Debt Offering [1]						$48,950
Pro Forma Bank-Level Equity						$619,787
Pro Forma Double Leverage Ratio						**123.8%**

Dollars in thousands	Calculation of Interest Coverage					
	For the Year Ended December 31,				Last Twelve Months Ended,	
	2016	2017	2018	2019	3/31/2020	Pro Forma 3/31/2020 [2]
Total Deposit Interest	$9,378	$11,489	$17,331	$29,927	$32,186	$32,186
Trust Preferred Stock Interest	825	949	1,184	1,853	1,997	1,997
Subordinated Debt Issuance	0	0	0	0	0	2,750
Other Borrowing Interest	2,519	2,707	4,326	7,011	7,205	7,205
Total Interest Expense	$12,722	$15,145	$22,841	$38,791	$41,388	$44,138
Pre-Tax Income	27,251	29,075	37,968	50,203	36,856	34,106
Interest Coverage (including deposit expense)	**3.1x**	**2.9x**	**2.7x**	**2.3x**	**1.9x**	**1.8x**
Interest Coverage (excluding deposit expense)	**9.1x**	**9.0x**	**7.9x**	**6.7x**	**5.0x**	**3.9x**
Adj. Pre-Tax Income [3]	31,819	29,075	38,765	59,333	45,873	43,123
Interest Coverage (including deposit expense)	**3.5x**	**2.9x**	**2.7x**	**2.5x**	**2.1x**	**2.0x**
Interest Coverage (excluding deposit expense)	**10.5x**	**9.0x**	**8.0x**	**7.7x**	**6.0x**	**4.6x**

1) Assumes $50.0 million in gross subordinated notes, variable placement costs of 1.50%, fixed offering costs of $300,000 and that 100% of net offering proceeds are down-streamed to MidWest*One* Bank for illustrative purposes
2) Interest coverage calculation assumes $50.0 million in gross subordinated notes with a 5.50% coupon
3) Adjusted metrics exclude merger related expenses; a non-GAAP financial measure; see appendix for non-GAAP reconciliation

35

36 Summary • Simple banking model: core deposit funded community bank, lending locally • Diversification as a fundamental risk management tenet • A cross central and eastern Iowa, the Minneapolis MSA, western Wisconsin, Denver and southwest Florida • Across well established, traditional lending lines • Across revenue streams, including NIM, wealth management and consumer products • Proactive approach to credit quality controls, including “getting in front” of issues, illustrated in 2020Q1 provisioning • Underlying earnings power, highlighted by expense management focus • Breadth and depth of management • Significant, long term, local shareholders form the bedrock of corporate strategic decision making

Appendix

Corporate History

1934
Iowa State Bank & Trust Company Founded

1983
ISB Financial Corporation Established, the Parent Company of Iowa State Bank & Trust Company

2008
Merger of MidWest*One* Financial Group, Inc. into ISB and Name Change to MidWest*One*

2015
Acquisition of Central Bancshares, Inc. (Minneapolis / St. Paul Metro / Southwest Florida)

2017
Expansion into Denver

2019
Acquisition of ATBancorp (Dubuque / Des Moines / Southwest Wisconsin)

2020
57 branches across 5 state footprint



- The Bank was founded in 1934 by Ben Samuel Summerwill, known as "Grandpa Ben"
- The Bank still operates under the same charter founded in 1934, and in the same historic location on the corner of Clinton and Washington Streets in Iowa City

38

Managerial Organizational Structure


Board of Directors
Charlie Funk
Chief Executive Officer
Len Devaisher
President & Chief Operating Officer
Soni Harney
SVP, Chief Human Resources Officer
Jim Cantrell
Senior EVP, Chief Investment Officer & Treasurer
Barry Ray
Senior EVP, Chief Financial Officer
Gary Sims
EVP, Chief Credit Officer
Susan Moore
SVP, Chief Risk Officer
John Henk
SVP, Chief Information Officer
Greg Turner
EVP, Wealth Management & Corporate Communications
David Lindstrom
EVP, Retail Banking
Mitch Cook
SVP, Senior Regional Pres. Commercial Banking
Barb Finney
SVP, Chief Operations Officer

39

Management Biographies

Charles N. Funk
President & Chief Executive Officer
Years at MidWest*One* : 20 | Years in Banking: 41

Mr. Funk is the President and Chief Executive Officer of the Company and the Bank, positions he has held since November 2000. Prior to that, he held positions as President and Central Region Manager and Chief Investment Officer for Brenton Bank-Des Moines. Mr. Funk has taught for the Colorado Graduate School of Banking in Boulder, Colorado, the Iowa School of Banking, and the Stonier Graduate School of Banking at Georgetown University. He previously served on the board of Folience and the American Bankers Association and was the Chairman of the Iowa Bankers Association in 2010 and 2011. Mr. Funk graduated with a Bachelor's degree from William Jewell College.



Len Devaisher
President & Chief Operating Officer
Years at MidWest*One* : < 1 | Years in Banking: 19

Mr. Devaisher will be the President and Chief Operating Officer for both the Company and the Bank effective July 27, 2020. Mr. Devaisher most recently was Old National Bank's Wisconsin Region Chief Executive Officer. He has more than 19 years of banking experience with focused expertise in commercial banking and business development. Mr. Devaisher earned a Bachelor of Science degree in Economics from the University of Evansville, completed the American Bankers Association Stonier Graduate School of Banking, and earned a leadership certificate in banking from The Wharton School at the University of Pennsylvania.



Barry S. Ray
Senior Executive Vice President & Chief Financial Officer
Years at MidWest*One* : 2 | Years in Banking: 20

Mr. Ray is the Senior Executive Vice President and Chief Financial Officer of the Company and the Bank, positions he has held since June 2018. From May 2006 until May 2018 he served as Chief Accounting Officer and Controller of Columbia State Bank, a subsidiary of Columbia Banking Systems, Inc. Prior to that, he was employed as a Business Analyst, Investment Operations, with Russell Investment Group from 2005 to 2006, and prior to that, was a Consulting Services Manager with RSM US LLP from 2000 to 2005. Mr. Ray served in the U.S. Navy, and received his Bachelor's degree from the University of Washington. He is a Certified Public Accountant.



Gary L. Sims
Executive Vice President & Chief Credit Officer
Years at MidWest*One* : 2 | Years in Banking: 31

Mr. Sims is the Senior Vice President and Chief Credit Officer of the Company and Executive Vice President and Chief Credit Officer of the Bank. Prior to joining the Company in 2018, he served as Managing Director - Corporate and Institutional, and as the Chief Credit Officer of NBH Bank. Prior to that, he was employed as the Senior Credit Officer for Regions Bank in Dallas, Texas. Mr. Sims received a Bachelor of Business Administration degree in Finance from the University of North Texas, Denton, Texas.



40

Management Biographies (cont.)

James M. Cantrell
Senior Executive Vice President & Chief Investment Officer, Treasurer
Years at MidWest*One* : 11 | Years in Banking: 34



Mr. Cantrell is Senior Executive Vice President, Chief Investment Officer and Treasurer of the Company and the Bank. He has also served as the Interim Chief Financial Officer of both the Company and the Bank between December 2017 and June 2018. He joined the Company in his current positions in July 2009. Prior to joining the Bank, he had been with Provident Bank in Baltimore, Maryland, since 2008, where he served as Senior Vice President and Director of Treasury Operations. In that capacity, he was responsible for management of asset/liability activities, investment portfolio accounting, and derivative activity and compliance. Prior to that, he was employed as the Senior Vice President and Treasurer of Mercantile-Safe Deposit and Trust Company in Baltimore, Maryland, where he had been employed since 2001. Mr. Cantrell has a Bachelor's degree in business and economics from Wittenberg University.

Gregory W. Turner
Executive Vice President, Wealth Management & Corporate Communications
Years at MidWestOne: 11 | Years in Banking: 22



Mr. Turner is Vice President, Wealth Management & Corporate Communications of the Company and Executive Vice President, Wealth Management & Corporate Communications of the Bank, employed by the Bank since January 2009. From 1998 to 2009 he was employed by Citizens National Bank in Macomb, IL where he held various roles in wealth management and marketing. He also served on the Citizens National Bank Board of Directors. He received a Bachelor of Arts degree in Marketing from Quincy University, Quincy, IL.

David Lindstrom
Executive Vice President, Retail Banking
Years at MidWest*One* : 3 | Years in Banking: 31



Mr. Lindstrom is the Executive Vice President, Retail Banking of the Bank, a position he has held since January 2018. Prior to his employment with the Bank, Mr. Lindstrom had been employed by BMO Harris Bank, a subsidiary of the Bank of Montreal, since 1989. From 2014 to January 2018, he served as Market President, West Market, of BMO Harris Bank, where he was responsible for growth across all business lines and being a key community contact for the bank. From 2012 to 2014, he was the Senior Vice President, Head of Retail banking and Regional Sales Manager; Northwest Region Minnesota and Wisconsin for BMO Harris Bank. Mr. Lindstrom received his Bachelor's degree in economics from the University of Wisconsin, Madison.

Susan Moore
Senior Vice President & Chief Risk Officer
Years at MidWest*One* : 1 | Years in Banking: 18



Ms. Moore is the Senior Vice President and Chief Risk Officer of the Bank, a position she has held since April 2019. From October 2011 until March 2019 she was employed by Hills Bank & Trust Company where she held various roles in enterprise risk management including Senior Vice President, Director of Risk Management from March 2016 to March 2019. Prior to that, she was employed in various roles in the financial institutions practice with RSM US LLP from 2001 to 2011. Ms. Moore received her Bachelor's degree in 2001 and her Master of Accounting in 2002 from the University of Iowa. She is a Certified Public Accountant (inactive).

41

42 Summary of A/L Position • Management utilizes net interest income simulation models to estimate the near - term effects of changing interest rates on its net interest income • Net interest income simulation involves projecting net interest income under a variety of scenarios, which include varying the level of interest rates and shifts in the shape of the yield curve • Management exercises its best judgment in making assumptions regarding events that management can influence, such as non - contractual deposit re - pricings, and events outside management’s control, such as customer behavior on loan and deposit activity and the effect that competition has on both loan and deposit pricing. • The following table presents the anticipated effect on net interest income over a twelve month period if short - and long - term interest rates were to sustain an immediate decrease of 100 basis points or 200 basis points, or an immediate increase of 100 basis points or 200 basis points : • As of March 31, 2020, 48.8% of the Company’s earning asset balances will reprice or are expected to pay down in the next twelve months , and 42.3% of the Company’s deposit balances are low cost or no cost deposits Note: Financial data as of March 31, 2020 Annual Dollar Annual Percent Change in Net Change in Net Interest Income Interest Income Rate Shock ($000) (%) + 200 bp $1,841 1.3% + 100 bp $1,382 1.0% - 100 bp N/A N/A - 200 bp N/A N/A

Risk Ratings

Rating Composition

- The following tables set forth the risk category of loans by class of loans and credit quality indicator used on the most recent analysis performed as of March 31, 2020:

Agricultural, C&I and CRE

	Pass ($000)	Special Mention / Watch ($000)	Substandard ($000)	Doubtful ($000)
Agricultural	$122,075	$12,796	$10,564	-
Commercial and Industrial	820,540	25,555	18,607	-
Construction and Development	268,128	11,473	3,320	-
Farmland	133,077	15,931	19,769	-
Multifamily	215,947	85	1,076	-
Commercial Real Estate - Other	1,041,375	51,461	18,804	-
Total Commercial Real Estate	1,658,527	78,950	42,969	-
Total	**$2,601,142**	**$117,301**	**$72,140**	**-**

Residential and Consumer

	Performing ($000)	Nonperforming ($000)
1-4 Family First Liens	$385,385	$3,670
1-4 Family Junior Liens	164,531	704
Total Residential Real Estate	549,916	4,374
Consumer	80,667	222
Total	**$630,583**	**$4,596**

- The Company aggregates loans into risk categories based on relevant information about the ability of borrowers to service their debt, such as: current financial information, historical payment experience, credit documentation, and other factors
- The Company uses the following definitions for risk ratings:
  - **Special Mention/Watch** - A special mention/watch asset has potential weaknesses that deserve management's close attention; if left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the Company's credit position at some future date; special mention/watch assets are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification
  - **Substandard** - Substandard loans are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any; loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt; they are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected
  - **Doubtful** - Loans classified as doubtful have all the weaknesses inherent in those classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable
  - **Loss** - Loans classified as loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted; this classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future
- Homogenous loans, including residential real estate and consumer loans, are not individually risk rated; instead, these loans are categorized based on performance: performing and nonperforming

Note: Dollars in thousands; financial data as of March 31, 2020

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Consolidated Summary Financial Information

	The Year Ended December 31,				The Quarter Ended,	
	2016	2017	2018	2019	December 31, 2019	March 31, 2020
Balance Sheet						
Total Assets ($B)	$3.1	$3.2	$3.3	$4.7	$4.7	$4.8
Gross Loans ($B)	$2.2	$2.3	$2.4	$3.5	$3.5	$3.4
Total Deposits ($B)	$2.5	$2.6	$2.6	$3.7	$3.7	$3.9
Total Equity ($M)	$305	$340	$357	$509	$509	$501
Tangible Common Equity ($M) [1]	$226	$264	$283	$385	$385	$376
Loans / Deposits (%)	87%	88%	92%	93%	93%	89%
Capital						
TCE / TA (%) [1]	7.52%	8.41%	8.78%	8.50%	8.50%	8.11%
Leverage Ratio (%)	8.75%	9.48%	9.73%	9.48%	9.48%	9.39%
CET1 (%)	9.75%	10.07%	10.32%	9.46%	9.46%	9.25%
Tier 1 Capital Ratio (%)	10.73%	10.96%	11.18%	10.47%	10.47%	10.25%
Total Capital Ratio (%)	11.65%	12.00%	12.23%	11.34%	11.34%	11.48%
Earnings & Profitability						
Net Income ($M)	$20	$19	$30	$44	$13	($2)
ROAA (%)	0.68%	0.60%	0.93%	1.04%	1.14%	(0.17%)
ROAE (%)	6.69%	5.58%	8.78%	9.65%	10.55%	(1.54%)
ROATCE (%) [1]	10.30%	8.07%	11.87%	13.98%	15.60%	(0.47%)
Net Interest Margin (%)	3.63%	3.64%	3.52%	3.73%	3.70%	3.51%
Net Interest Margin, Tax Equivalent (%) [1 2]	3.80%	3.81%	3.60%	3.82%	3.79%	3.60%
Efficiency Ratio (%) [1]	62.3%	58.6%	61.2%	57.6%	63.1%	57.7%
Asset Quality						
NPLs ($M)	$28	$25	$26	$46	$46	$49
NPLs / Loans (%)	1.32%	1.08%	1.07%	1.33%	1.33%	1.41%
NPAs ($M)	$31	$27	$26	$50	$50	$50
NPAs / Assets (%)	0.98%	0.83%	0.78%	1.06%	1.06%	1.04%
ACL ($M)	$22	$28	$29	$29	$29	$51
ACL / Loans (%)	1.01%	1.23%	1.22%	0.84%	0.84%	1.49%
NCOs ($M)	$6	$11	$6	$7	$3	$1
NCOs / Average Loans (%)	0.26%	0.51%	0.26%	0.23%	0.35%	0.14%
Yield and Cost						
Yield on Loans (%)	4.62%	4.73%	4.77%	5.22%	5.16%	4.98%
Cost of Deposits (%)	0.38%	0.46%	0.66%	0.89%	0.88%	0.85%

1) A non-GAAP financial measure; see appendix for non-GAAP reconciliation
2) Annualized tax equivalent net interest income divided by average interest earning assets; utilizes a federal statutory tax rate of 35% for 2016 and 2017 and a federal statutory tax rate of 21% for 2018 and later periods

44

45 Non - GAAP Reconciliations Dollars in thousands For the Year Ended December 31, For the Quarter Ended, 2016 2017 2018 2019 3/31/2020 Total shareholders' equity $305,456 $340,304 $357,067 $508,982 $500,564 Intangible assets, net (79,825) (76,700) (74,529) (124,136) (124,167) Tangible common equity 225,631 263,604 282,538 384,846 376,397 Total assets 3,079,575 3,212,271 3,291,480 4,653,573 4,763,909 Intangible assets, net (79,825) (76,700) (74,529) (124,136) (124,167) Tangible assets 2,999,750 3,135,571 3,216,951 4,529,437 4,639,742 Tangible common equity ratio 7.52% 8.41% 8.78% 8.50% 8.11% Bank level: Total shareholders' equity 570,837 Bank level: Intangible assets, net (124,167) Bank level: Tangible common equity 446,670 Bank level: Total assets 4,757,120 Bank level: Intangible assets, net (124,167) Bank level: Tangible assets 4,632,953 Bank level: Tangible common equity ratio 9.64%

46 Non - GAAP Reconciliations (cont.) Dollars in thousands For the Year Ended December 31, Last Twelve Months Ended, 2016 2017 2018 2019 3/31/2020 Net interest income after credit loss expense $91,623 $86,447 $97,968 $136,492 $127,784 Noninterest income 23,434 22,751 23,215 31,246 35,991 Noninterest expense (87,806) (80,123) (83,215) (117,535) (126,919) Pre-tax income 27,251 29,075 37,968 50,203 36,856 Plus: Merger related expenses 4,568 0 797 9,130 9,017 Adjusted pre-tax income 31,819 29,075 38,765 59,333 45,873

47 Non - GAAP Reconciliations (cont.) Dollars in thousands For the Year Ended December 31, For the Quarter Ended, 2016 2017 2018 2019 3/31/2020 Net (loss) income $20,391 $18,699 $30,351 $43,630 ($1,975) Intangible amortization, net of tax 2,581 2,031 1,722 4,430 1,521 Tangible net income (loss) 22,972 20,730 32,073 48,060 (454) Average shareholders' equity 304,670 334,966 345,734 452,018 515,169 Average Intangible assets, net (81,727) (78,159) (75,531) (108,242) (122,948) Average tangible common equity 222,943 256,807 270,203 343,776 392,221 Return on average tangible common equity 10.30% 8.07% 11.87% 13.98% (0.47%) Dollars in thousands For the Year Ended December 31, For the Quarter Ended, 2016 2017 2018 2019 3/31/2020 Total noninterest expense $87,806 $80,123 $83,215 $117,535 $30,001 Amortization of intangibles (3,970) (3,125) (2,296) (5,906) (2,028) Merger related expenses (4,568) 0 (797) (9,130) (54) Noninterest expense used for efficiency ratio 79,268 76,998 80,122 102,499 27,919 Net interest income, tax equivalent 104,321 108,808 107,823 146,916 38,298 Noninterest income 23,434 22,751 23,215 31,246 10,155 Investment security gains, net (464) (241) (193) (90) (42) Net revenues used for efficiency ratio 127,291 131,318 130,845 178,072 48,411 Efficiency ratio 62.3% 58.6% 61.2% 57.6% 57.7%

48 Non - GAAP Reconciliations (cont.) 1) Annualized tax equivalent net interest income divided by average interest earning assets ; utilizes a federal statutory tax rate of 35% for 2016 and 2017 and a federal statutory tax rate of 21% for 2018 and later periods Dollars in thousands For the Year Ended December 31, For the Quarter Ended, 2016 2017 2018 2019 3/31/2020 Net interest income $99,606 $103,781 $105,268 $143,650 $37,406 Tax equivalent adjustments: Loans ¹ 1,692 1,730 1,040 1,785 497 Securities ¹ 3,023 3,297 1,515 1,481 395 Net interest income, tax equivalent 104,321 108,808 107,823 146,916 38,298 Average interest earning assets 2,747,493 2,853,830 2,994,088 3,848,275 4,283,268 Net interest margin - tax equivalent 3.80% 3.81% 3.60% 3.82% 3.60%

49 Non - GAAP Reconciliations (cont.) Dollars in thousands For the Quarter Ended, 3/31/2020 Net interest income $37,406 Noninterest income 10,155 Noninterest expense (30,001) Pre-tax pre-provision net revenue 17,560 Intangible amortization, net of tax 1,521 Pre-tax pre-provision net revenue used for return on tangible common equity 19,081 Average assets 4,669,724 PTPP ROAA 1.51% Average tangible common equity 392,221 PTPP ROATCE 19.57%

50 Non - GAAP Reconciliations (cont.) 1) Utilizes a tax rate of 35% for 2016 and 2017 and a blended federal and state tax rate of 25% for 2018 and later periods Dollars in thousands For the Year Ended December 31, For the Quarter Ended, 2016 2017 2018 2019 3/31/2020 Net income (loss) $20,391 $18,699 $30,351 $43,630 ($1,975) Plus: Merger related expenses 4,568 0 797 9,130 54 Less: Reversal of tax benefit ¹ (1,682) 0 (56) (2,283) (14) Adjusted net income (loss) 23,277 18,699 31,092 50,478 (1,935) Intangible amortization, net of tax 2,581 2,031 1,722 4,430 1,521 Adjusted net income (loss) for adjusted ROATCE 25,858 20,730 32,814 54,908 (414) Average assets 2,993,875 3,097,496 3,249,718 4,201,040 4,669,724 Adjusted ROAA 0.78% 0.60% 0.96% 1.20% (0.17%) Average equity 304,670 334,966 345,734 452,018 515,169 Adjusted ROAE 7.64% 5.58% 8.99% 11.17% (1.51%) Average tangible common equity 222,943 256,807 270,203 343,776 392,221 Adjusted ROATCE 11.60% 8.07% 12.14% 15.97% (0.42%)